UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 18, 2005

BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27478	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (773) 380-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 8.01	Other Events.

           On August 19, 2005, Bally Total Fitness Holding Corporation (“Bally” or “Company”) issued a press release announcing that the Company has extended the Consent Date (as defined in Bally’s Consent Solicitation Statements dated July 13, 2005) for holders of its 10-1/2% Senior Notes due 2011 and 9-7/8% Senior Subordinated Notes due 2007 to consent to an extension of waivers of defaults under the indentures governing such notes to 5:00 p.m., New York City time, on August 25, 2005. The Company currently has received consents from holders of 96.03% of the Senior Notes and 43.37% of the Senior Subordinated Notes.

           The Company also announced that it has paid the previously announced judgment confirming an arbitration award against the Company of approximately $14.3 million, relating to a contractual dispute arising from a program of transferring membership receivables balances into a credit card program.

           The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release dated August 19, 2005 announcing the extension of consent due date for the solicitation of waivers to August 25, 2005 and the payment of a previously announced judgment against the Company.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: August 19, 2005	/s/ Marc D. Bassewitz

Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel